Lee Enterprises delivers strong digital growth in the third quarter

Total Digital Revenue(1) was $70M (+15% YOY), representing 41% of revenue
Digital-only subscribers total 606,000 (+21% YOY) with revenue +43% YOY
Amplified Digital® revenue totaled $24M in the fiscal quarter (+15% YOY)

DAVENPORT, Iowa (August 3, 2023) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 75 markets, today reported preliminary third quarter fiscal 2023 financial results(2) for the period ended June 25, 2023.

“Our third quarter digital subscription results continue to lead the industry by a significant margin, continuing the streak for the last 14 quarters. This long-standing out-performance gives us even more confidence in achieving our long-term goal of $100 million of digital-only subscription revenue," said Kevin Mowbray, Lee’s President and Chief Executive Officer. "Subscribers to our digital products totaled 606,000 in June, up 21% compared to last year and digital-only subscription revenue accelerated to 43% growth,” Mowbray added.

“Amplified Digital® revenue totaled $24 million in the quarter, a 15% increase over the prior year. Total Digital Revenue increased 15% in the third quarter, and represented 41% of our total operating revenue. The rapid pace of digital growth is tied to strong execution of our Three Pillar Digital Growth Strategy,” Mowbray added.

“Adjusted EBITDA(3) grew 1% in the third quarter. Despite a persistent industry-wide advertising slowdown and inflationary headwinds, our rapid digital growth and strong cost management is expected to drive solid Adjusted EBITDA growth in the fourth quarter," said Mowbray.

Mowbray added, "With more visibility into the impact of persistent inflation and a softer macro environment on our operating results, we are updating our guidance resulting in full year Adjusted EBITDA of $85 million to $90 million. Our aggressive cost actions in FY23 will have a favorable impact on FY24 operating results."

"Despite the near-term impact of the broader economic conditions on Adjusted EBITDA, the strong performance of our digital revenue streams through the first three quarters of FY23 position us well to reaffirm our FY23 targets for Total Digital Revenue and digital-only subscribers. As we continue to accelerate our digital transformation tied to our Three Pillar Digital Growth Strategy, we are confident we are well-positioned to achieve our long-term goals," said Mowbray.
Key Third Quarter Highlights:
•Total operating revenue was $171 million.
•Total Digital Revenue was $70 million, a 15% increase over the prior year, and represented 41% of our total operating revenue.
•Digital-only subscription revenue increased 43% in the third quarter compared to the same quarter last year due to a 21% increase in digital-only subscribers and marketing efforts driving price yields. Digital-only subscribers totaled 606,000 at the end of the June quarter.
•Digital advertising and marketing services revenue represented 63% of our total advertising revenue and totaled $50 million, an 8% increase over the prior year. Digital marketing services revenue at Amplified Digital® fueled the growth, with quarterly revenue of $24 million, a 15% increase compared to the prior year.
•Digital services revenue, which is predominantly BLOX Digital, totaled $5 million in the quarter. On a standalone basis, revenue at BLOX Digital totaled $9 million, a 12% increase over the prior year.

•Total advertising and marketing services revenue was impacted by the elimination of certain advertising products that did not meet the Company’s profitability standards. These decisions had a $5 million adverse impact on advertising revenue but had a favorable impact on Adjusted EBITDA. Excluding these product eliminations, advertising revenue would have been down 8% compared to the prior year.
•Operating expenses totaled $160 million and Cash Costs(3) totaled $150 million, a 15% and 14% decrease compared to the prior year, respectively. Our third quarter results include a $1 million unfavorable variance related to our medical plan.
•Net income totaled $2 million and Adjusted EBITDA totaled $23 million, a 1% increase compared to the prior year and continuing significant improvement from the first half year-over-year trends.
2023 Fiscal Year Outlook:

Total Digital Revenue	$270 million (+13% YOY) - $285 million (+19% YOY)
Digital-only subscribers	632,000 (+19% YOY)
Adjusted EBITDA	$85 million (-12% YOY) - $90 million (-6% YOY)
Debt and Free Cash Flow:
The Company has $460 million of debt outstanding under our Credit Agreement(4) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended June 25, 2023:
•The principal amount of debt totaled $460.0 million.
•Cash on the balance sheet totaled $17.0 million. Debt, net of cash on the balance sheet, totaled $443.0 million.
•Capital expenditures totaled $3.8 million in the 39 weeks ended June 25, 2023. For 2023, we expect cash paid for capital expenditures to total approximately $5 million.
•For 2023, we expect cash paid for income taxes to total between $7 million and $10 million.
•We do not expect any material pension contributions in the fiscal year as our plans are fully funded in the aggregate.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 75 markets in 26 states. Year to date, Lee's newspapers have an average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 33 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:
•The overall impact the COVID-19 pandemic has on the Company's revenues and costs;
•The long-term or permanent changes the COVID-19 pandemic may have on the publishing industry, which may result in permanent revenue reductions and other risks and uncertainties;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended		Nine months ended
(Thousands of Dollars, Except Per Common Share Data)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022

Operating revenue:
Print advertising revenue	29,216	44,814	102,503	145,032
Digital advertising revenue	49,904	46,187	143,903	132,356
Advertising and marketing services revenue	79,120	91,001	246,406	277,388
Print subscription revenue	61,842	78,079	193,799	234,962
Digital subscription revenue	15,715	10,969	42,039	28,953
Subscription revenue	77,557	89,048	235,838	263,915
Print other revenue	9,773	10,671	30,542	32,430
Digital other revenue	4,860	4,317	14,343	13,600
Other revenue	14,633	14,988	44,885	46,030
Total operating revenue	171,310	195,037	527,129	587,333
Operating expenses:
Compensation	63,582	78,126	207,859	246,333
Newsprint and ink	6,346	7,542	20,244	22,254
Other operating expenses	80,010	88,004	249,353	258,665
Depreciation and amortization	7,478	8,818	23,097	27,445
Assets (gain) loss on sales, impairments and other, net	(900)	1,086	(4,255)	(11,340)
Restructuring costs and other	3,780	6,072	8,120	19,862
Total operating expenses	160,296	189,648	504,418	563,219
Equity in earnings of associated companies	1,194	1,050	3,534	4,211
Operating income	12,208	6,439	26,245	28,325
Non-operating (expense) income:
Interest expense	(10,235)	(10,292)	(31,144)	(31,478)
Curtailment gain	—	—	—	1,027
Pension withdrawal cost	—	—	—	(2,335)
Pension and OPEB related benefit and other, net	555	4,205	2,255	13,525
Total non-operating expense, net	(9,680)	(6,087)	(28,889)	(19,261)
Income (loss) before income taxes	2,528	352	(2,644)	9,064
Income tax expense (benefit)	394	156	(1,237)	2,363
Net income (loss)	2,134	196	(1,407)	6,701
Net income attributable to non-controlling interests	(631)	(465)	(1,876)	(1,588)
(Loss) income attributable to Lee Enterprises, Incorporated	1,503	(269)	(3,283)	5,113

Earnings (loss) per common share:
Basic:	0.26	(0.05)	(0.56)	0.89
Diluted:	0.25	(0.05)	(0.56)	0.87

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Nine months ended
(Thousands of Dollars)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022

Digital Advertising and Marketing Services Revenue	49,904	46,187	143,903	132,356
Digital Only Subscription Revenue	15,715	10,969	42,039	28,953
Digital Services Revenue	4,860	4,317	14,343	13,600
Total Digital Revenue	70,479	61,473	200,285	174,909
Print Advertising Revenue	29,216	44,814	102,503	145,032
Print Subscription Revenue	61,842	78,079	193,799	234,962
Other Print Revenue	9,773	10,671	30,542	32,430
Total Print Revenue	100,831	133,564	326,844	412,424
Total Operating Revenue	171,310	195,037	527,129	587,333

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022

Net income (loss)	2,134	196	(1,407)	6,701
Adjusted to exclude
Income tax expense (benefit)	394	156	(1,237)	2,363
Non-operating expenses, net	9,680	6,087	28,889	19,261
Equity in earnings of TNI and MNI(5)	(1,194)	(1,050)	(3,534)	(4,211)
Depreciation and amortization	7,478	8,818	23,097	27,445
Restructuring costs and other	3,780	6,072	8,120	19,862
Assets (gain) loss on sales, impairments and other, net	(900)	1,086	(4,255)	(11,340)
Stock compensation	462	327	1,384	1,026
Add:
Ownership share of TNI and MNI EBITDA (50%)	1,406	1,268	4,128	4,864
Adjusted EBITDA	23,240	22,960	55,185	65,971
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable GAAP measure:

	Three months ended		Nine months ended
(Thousands of Dollars)	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022

Operating expenses	160,296	189,648	504,418	563,219
Adjustments
Depreciation and amortization	7,478	8,818	23,097	27,445
Assets gain on sales, impairments and other, net	(900)	1,086	(4,255)	(11,340)
Restructuring costs and other	3,780	6,072	8,120	19,862
Cash Costs	149,938	173,672	477,456	527,252

NOTES
(1)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(2)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(3)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(4)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(5)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.